Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 19, 2025, with respect to the financial statements and financial highlights of each of the funds comprising New York Life Investments Funds, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Philadelphia, Pennsylvania
February 25, 2026